EXHIBIT 10.92


                        FOURTH AMENDMENT AND RESTATEMENT
                               OF PROMISSORY NOTE


            THIS FOURTH AMENDMENT AND RESTATEMENT OF PROMISSORY NOTE, effective as of the 23rd day of December, 1998, between LUNDGREN BROS. CONSTRUCTION, INC., a Minnesota corporation (the "Borrower"), whose post office address is 935 East Wayzata Boulevard, Wayzata, Minnesota 55391, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as First Bank National Association (the "Bank"), whose post office address is 601 Second Avenue South, Minneapolis, Minnesota 55402-4302.

                              PRELIMINARY RECITALS:

            A. The Borrower has executed and delivered a Promissory Note dated March 21, 1996 in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00), made payable to the order of the Bank, which Promissory Note was modified by Amendment and Restatement of Promissory Note dated March 21, 1997, by Second Amendment and Extension of Promissory Note dated March 21, 1998, and by Third Amendment and Restatement of Promissory Note dated April 29, 1998 (the Promissory Note, as so amended, being hereinafter referred to as the "Note").
            B. The parties hereto desire to further amend and fully restate the terms of the Note in its entirety.

            NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank do hereby amend and fully restate the terms of the
Note in its entirety as follows:

                                 PROMISSORY NOTE

$1,500,000.00                                            Minneapolis, Minnesota
                                                         December 23, 1998

            FOR VALUE RECEIVED, LUNDGREN BROS. CONSTRUCTION, INC. (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, formerly known as First Bank National Association (the "Bank"), at its office at 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or so much thereof as may be advanced hereunder from time to time pursuant to the terms of that certain Letter Agreement dated March 21, 1996, as amended by Amendment to Letter Agreement dated March 21, 1997, by Second Amendment to Letter Agreement dated March 21, 1998, by Third Amendment to Letter Agreement dated April 29, 1998, and by Fourth Amendment to Letter Agreement dated December 23, 1998 (the Letter Agreement, as so amended, being hereinafter referred to as the

"Letter Agreement"), plus interest thereon from the date of each advance in whole or in part included in such amount until this Note is fully paid, computed on the basis of the actual number of days elapsed and a 360-day year, at an annual rate that shall always be 1.00% per annum in excess of the Reference Rate and that shall change when and as the Reference Rate shall change. The term "Reference Rate" means the rate established by the Bank from time to time in its sole discretion as its Reference Rate; the Bank may lend to its customers at rates that are at, above or below the Reference Rate. Notwithstanding the foregoing, after an Event of Default this Note shall bear interest until paid at 2% per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Reference Rate.

            This Note shall be payable in the following manner:

            1. Accrued interest at the variable interest rate set forth above shall be due and payable on the last day of each calendar month, commencing on December 31, 1998, until all indebtedness evidenced hereby is paid in full.

            2. On May 31, 2000, all outstanding principal and accrued and unpaid interest shall be due and payable in full.

            This Note is the Note evidencing the Line of Credit as described in the Letter Agreement, and this Note and the holder hereof are entitled to all of the benefits provided for in the Letter Agreement, or are referred to therein. Reference is made to the Letter Agreement for a statement of further terms and conditions under which this indebtedness was incurred and is to be repaid. The provisions of the Letter Agreement are hereby incorporated by reference with the same force and effect as if fully set forth herein.

            All or any part of the unpaid balance of this Note may be prepaid at any time without penalty. At the option of the then holder of this Note, any payment under this Note may be applied first to the payment of other charges, fees and expenses under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payment of principal. Amounts may be advanced and readvanced under this Note, provided the principal balance outstanding shall not exceed the amount first above written.

            This Note is secured by (i) a Pledge Agreement (the "Pledge Agreement") dated March 21, 1996 between the Borrower and the Bank, and (ii) a Control Agreement (the "Control Agreement") dated March 21, 1996 between the Borrower, the Bank and FBS Investment Services, Inc. The terms of the Pledge Agreement and the Control Agreement are incorporated herein by reference and made a part hereof.

            The occurrence of any of the following events shall constitute an Event of Default under this Note: (i) any breach or default in the payment of this Note, and such breach or default continues for a period of 5 days; or (ii) any breach or default under the terms of any other note, debenture, indenture, obligation, mortgage, guaranty, other agreement, or other writing heretofore, herewith or hereafter existing to which any maker, endorser, guarantor or surety of this Note or any other person providing security for this Note or for any guaranty of this Note is a



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

party including, but not limited to, the Pledge Agreement, the Control Agreement and the Letter Agreement; or (iii) the insolvency, death, dissolution, liquidation, merger or consolidation of any such maker, endorser, guarantor, surety or other person; or (iv) any appointment of a receiver, trustee or similar officer of any property of any such maker, endorser, guarantor, surety or other person; or (v) any assignment for the benefit of creditors of any such maker, endorser, guarantor, surety or other person; or (vi) any commencement of any proceeding under any bankruptcy, insolvency, receivership, dissolution, liquidation or similar law by or against any such maker, endorser, guarantor, surety or other person; or (vii) the sale, lease or other disposition (whether in one transaction or in a series of transactions) to one or more persons of all or a substantial part of the assets of any such maker, endorser, guarantor, surety or other person; or (viii) any such maker, endorser, guarantor, surety or other person takes any action to revoke or terminate any agreement, liability or security in favor of the Bank; or (ix) the entry of any final judgment or other final order for the payment of money in the amount of $25,000.00 or more against any such maker, endorser, guarantor, surety or other person, which judgment or order is not or is no longer subject to a stay pending appeal; or (x) the issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of any such maker, endorser, guarantor, surety or other person; or (xi) the attachment of any tax lien to any property of any such maker, endorser, guarantor, surety or other person; or (xii) any statement, representation or warranty made by any such maker, endorser, guarantor, surety or other person (or any representative of any such maker, endorser, guarantor, surety or other person) to any present or future holder of this Note at any time shall be incorrect or misleading in any material respect when made; or (xiii) there is a material adverse change in the condition (financial or otherwise), business or property of any such maker, endorser, guarantor, surety or other person; or (xiv) any present or future holder of this Note shall in good faith believe that the prospect of due and punctual payment or performance of this Note or the due and punctual payment or performance of any other note, obligation, mortgage, guaranty, or other agreement heretofore, herewith or hereafter given to or acquired by any present or future holder of this Note in connection with this Note is impaired.

            Upon the commencement of any proceeding under any bankruptcy law by or against any such maker, endorser, guarantor, surety or other person, this Note automatically shall become immediately due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges, fees and expenses under this Note without any declaration, presentment, demand, protest, or other notice of any kind. Upon the occurrence of any other Event of Default and at any time thereafter, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall become due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges, fees and expenses under this Note without any presentment, demand, protest or other notice of any kind.

            The Borrower (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide all present and future holders of this Note from time to time with financial statements of the Borrower and such other information respecting the financial condition, business and property of the Borrower as any such holder of this Note may request, in form and substance acceptable to such holder of this



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Note; (iii) agrees that when or at any time after this Note becomes due the then holder of this Note may offset or charge the full amount owing on this Note against any account then maintained by the Borrower with such holder of this Note without notice; (iv) agrees to pay on demand all fees, costs and expenses of all present and future holders of this Note in connection with this Note and any security and guaranties for this Note, and any transactions and matters relating to this Note and to any security and guaranties for this Note, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (v) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security or guaranty for this Note, or any transaction or matter relating to this Note or to any security or guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Borrower against the Bank or any other present or future holder of this Note relating in any way to this Note or any security or guaranty for this Note, or any transaction or matter relating to this Note or to any security or guaranty for this Note, shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

            No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. This Note shall bind the Borrower and the successors and assigns of the Borrower. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

            THE BORROWER REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE BORROWER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE BORROWER ALSO AGREES THAT COMPLIANCE BY ANY PRESENT OR FUTURE HOLDER OF THIS NOTE WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.



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            IN WITNESS WHEREOF, the Borrower and the Bank have executed this
Third Amendment and Restatement of Promissory Note effective as of the day and year first above written.

            BORROWER:         LUNDGREN BROS. CONSTRUCTION, INC.,
                              a Minnesota corporation


                              By:_______________________________________

                              Its:_______________________________________


            BANK:             U.S. BANK NATIONAL ASSOCIATION,
                              a national banking association,
                              formerly known as First Bank National Association


                              By:_______________________________________

                              Its:_______________________________________




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